Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Third Quarter Revenues

Third Quarter Revenues Grew 73% to $626 million
Raises Full Year Revenue and Operating Margin Guidance
___________________________________________________________________________

BROOMFIELD, COLORADO — October 21, 2021 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced its third quarter 2021 financial results.

“Our third quarter was exceptional, underscored by 73% revenue growth over 2020 and industry-leading operating margin of 32%,” said Andrew Rees, Chief Executive Officer. “Globally, our teams are managing through the supply chain disruptions to mitigate the impact on our business. Despite the temporary disruptions, we expect 2022 revenues to grow over 20% from 2021 fueled by the strength of our brand and consumer demand globally."

Global Supply Chain Disruptions

During the third quarter our business was impacted by Vietnamese factory closures and widespread disruption in the global supply chain. To minimize the impact of this disruption, we have taken swift action to shift production, improve factory throughput, leverage air freight, and strategically allocate units. Despite ongoing global supply challenges we remain confident in our ability to deliver upon our short- and long-term goals.

Third Quarter 2021 Highlights

•Record revenues of $625.9 million increased 73.0%, or 72.2% on a constant currency basis as compared to 2020. Revenue growth was strong in all regions, with the Americas up 94.5%, Asia Pacific up 21.2% and Europe, Middle East, and Africa (“EMEA”) up 42.8% on a constant currency basis versus prior year.
•Digital sales grew 68.9% to represent 36.8% of revenues versus 37.7% and 32.2% of revenues in 2020 and 2019, respectively. Within digital, all regions experienced double-digit growth from prior year.
•Operating income more than doubled to $203.1 million as compared to third quarter 2020 and operating margin expanded to 32.4% from 19.9% versus prior year.
•During the third quarter production began on bio-based products, which we expect will go on sale in 2022, using materials sourced from waste and by-product from other industries.

Third Quarter 2021 Operating Results

Amounts referred to as “Adjusted” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

•Revenues were $625.9 million, an increase of 73.0% from the same period last year, or 72.2% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 60.4% and wholesale revenues grew 88.2%.
•Gross margin of 63.9% increased 670 basis points compared to 57.2% in the same period last year. Adjusted gross margin of 64.2% rose 680 basis points compared to the same period last year.
•SG&A expenses of $196.7 million increased from $134.7 million in the same period last year and SG&A as a percent of revenues improved to 31.4% from 37.2%. Adjusted SG&A improved to 31.4% of revenues versus 36.6% for the same period last year.
•Income from operations grew to $203.1 million from $72.1 million for the same period last year, while operating margin expanded to 32.4% from 19.9%. Adjusted income from operations rose 172.1% to $205.1 million and adjusted operating margin was 32.8% compared to 20.8% for the same period last year.
•Diluted earnings per share were $2.42, as compared to $0.91 for the same period last year. Adjusted diluted earnings per share were $2.47, up $1.53 compared to $0.94 for the same period last year.

Third Quarter 2021 Geographic Summary

•Americas: Revenues of $455.9 million increased 94.5% on a constant currency basis from the same period last year.
•Asia Pacific: Revenues of $83.6 million increased 21.2% on a constant currency basis from the same period last year.
•EMEA: Revenues of $86.3 million increased 42.8% on a constant currency basis from the same period last year.

Third Quarter 2021 Channel Summary

•DTC: Revenues increased 60.4% to $316.3 million compared to $197.2 million for the same period last year.
•Wholesale: Revenues increased 88.2% to $309.6 million compared to $164.5 million for the same period last year.

Balance Sheet and Cash Flow

•Cash and cash equivalents were $436.6 million as of September 30, 2021, compared to $135.8 million as of December 31, 2020.
•Inventories increased to $212.5 million as of September 30, 2021, compared to $175.1 million as of December 31,
2020 and $174.1 million as of September 30, 2020.
•Capital expenditures during the nine months ended September 30, 2021 were $35.8 million, compared to $33.2 million for the same period last year.
•Borrowings as of September 30, 2021 were $686.0 million, compared to borrowings as of December 31, 2020 of $180.0 million. Our liquidity position remains strong with $499.7 million in available borrowing capacity.

Share Repurchase Activity

During the third quarter we repurchased $150.0 million, or approximately 1.1 million shares of our common stock on the open market at an average price of $142.17 per share. We are currently executing the previously announced $500.0 million fourth quarter accelerated share repurchase (“ASR”) arrangement, which is expected to bring our total 2021 fiscal year repurchases to $1.0 billion. Following the execution of the fourth quarter ASR, we expect to have approximately $1.0 billion of share repurchase authorization remaining available for future share repurchases.

Financial Outlook
Full Year 2021
With respect to 2021, we expect:
•Revenue growth to be between 62% and 65% compared to 2020 revenues of $1,386.0 million.
•Non-GAAP adjustments of approximately $8 to $10 million related to distribution center investments that will negatively impact gross margin.
•Non-GAAP operating margin of approximately 28%.

•Non-GAAP effective tax rate of approximately 23%.
•Capital expenditures of approximately $75 million for supply chain investments to support growth.

Full Year 2022
With respect to 2022, we expect:
•Revenue growth to exceed 20% compared to 2021.
•Gross margin to include an incremental $75 million of air freight compared to 2021.
•Non-GAAP operating margin excluding the impact of air freight of approximately 28%.

Conference Call Information

A conference call to discuss third quarter 2021 results is scheduled for today, Thursday, October 21, 2021, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through October 21, 2022 at this site.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2021, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram, and Twitter.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding potential impacts to our business related to our supply chain challenges, share repurchase plans, commitment and ability to achieve net zero emissions by 2030, the COVID-19 pandemic, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, tax rate, capital expenditures, operating margin, non-GAAP adjustments and ability to deliver sustained, highly profitable growth. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$625,919	$361,736	$1,726,790	$974,445
Cost of sales	226,123	154,967	678,594	453,581
Gross profit	399,796	206,769	1,048,196	520,864
Selling, general and administrative expenses	196,728	134,683	525,120	371,371
Income from operations	203,068	72,086	523,076	149,493
Foreign currency gains (losses), net	537	(516)	(84)	(1,434)
Interest income	615	43	713	189
Interest expense	(6,486)	(1,502)	(12,830)	(5,593)
Other income (expense), net	2	(27)	15	901
Income before income taxes	197,736	70,084	510,890	143,556
Income tax expense (benefit)	44,247	8,195	(59,951)	14,025
Net income	$153,489	$61,889	$570,841	$129,531
Net income per common share:
Basic	$2.47	$0.92	$8.96	$1.92
Diluted	$2.42	$0.91	$8.79	$1.89
Weighted average common shares outstanding:
Basic	62,033	67,473	63,695	67,606
Diluted	63,324	68,385	64,937	68,608

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Numerator:
Net income	$153,489	$61,889	$570,841	$129,531
Denominator:
Weighted average common shares outstanding - basic	62,033	67,473	63,695	67,606
Plus: Dilutive effect of stock options and unvested restricted stock units	1,291	912	1,242	1,002
Weighted average common shares outstanding - diluted	63,324	68,385	64,937	68,608

Net income per common share:
Basic	$2.47	$0.92	$8.96	$1.92
Diluted	$2.42	$0.91	$8.79	$1.89

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$436,601	$135,802
Restricted cash - current	1,412	1,542
Accounts receivable, net of allowances of $21,137 and $21,093, respectively	229,298	149,847
Inventories	212,496	175,121
Income taxes receivable	1,255	1,857
Other receivables	16,990	10,816
Prepaid expenses and other assets	22,000	17,856
Total current assets	920,052	492,841
Property and equipment, net of accumulated depreciation and amortization of $88,595 and $86,305, respectively	91,318	57,467
Intangible assets, net of accumulated amortization of $108,014 and $95,426, respectively	31,634	37,636
Goodwill	1,630	1,719
Deferred tax assets, net	517,929	350,784
Restricted cash	3,731	1,929
Right-of-use assets	170,957	167,421
Other assets	7,814	8,926
Total assets	$1,745,065	$1,118,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$133,446	$112,778
Accrued expenses and other liabilities	149,206	126,704
Income taxes payable	22,315	5,038
Current operating lease liabilities	45,248	47,064
Total current liabilities	350,215	291,584
Long-term income taxes payable	193,990	205,974
Long-term borrowings	685,955	180,000
Long-term operating lease liabilities	157,874	146,401
Other liabilities	4,200	4,131
Total liabilities	1,392,234	828,090
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5.0 million shares authorized including 1.0 million authorized as Series A Convertible Preferred Stock, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 105.9 million and 105.0 million issued, 61.5 million and 65.9 million outstanding, respectively	106	105
Treasury stock, at cost, 44.4 million and 39.1 million shares, respectively	(1,236,003)	(688,849)
Additional paid-in capital	540,948	482,385
Retained earnings	1,124,187	553,346
Accumulated other comprehensive loss	(76,407)	(56,354)
Total stockholders’ equity	352,831	290,633
Total liabilities and stockholders’ equity	$1,745,065	$1,118,723

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$570,841	$129,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,832	20,251
Operating lease cost	44,067	45,818
Inventory donations	1,153	8,873
Provision for (recovery of) doubtful accounts, net	(2,441)	5,720
Share-based compensation	29,939	10,809
Deferred income taxes	(176,873)	—
Other non-cash items	(1,384)	3,632
Changes in operating assets and liabilities:
Accounts receivable	(80,981)	(38,937)
Inventories	(41,193)	(14,873)
Prepaid expenses and other assets	(5,069)	7,706
Accounts payable, accrued expenses and other liabilities	30,997	25,243
Right-of-use assets and operating lease liabilities	(37,723)	(45,133)
Cash provided by operating activities	355,165	158,640
Cash flows from investing activities:
Purchases of property, equipment, and software	(35,758)	(33,193)
Proceeds from disposal of property and equipment	6	434
Other	(15)	(168)
Cash used in investing activities	(35,767)	(32,927)
Cash flows from financing activities:
Proceeds from notes issuance	700,000	—
Proceeds from bank borrowings	170,000	150,000
Repayments of bank borrowings	(350,000)	(220,000)
Deferred debt issuance costs	(14,491)	(520)
Repurchases of common stock	(500,000)	(39,159)
Repurchases of common stock for tax withholding	(18,766)	(2,616)
Other	237	1,344
Cash used in financing activities	(13,020)	(110,951)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,907)	130
Net change in cash, cash equivalents, and restricted cash	302,471	14,892
Cash, cash equivalents, and restricted cash—beginning of period	139,273	112,045
Cash, cash equivalents, and restricted cash—end of period	$441,744	$126,937

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations”, “Non-GAAP operating margin,” “Non-GAAP income tax expense (benefit),” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP adjusted operating margin” and “Non-GAAP effective tax rate.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and nine months ended September 30, 2021, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
GAAP revenues	$625,919	$361,736	$1,726,790	$974,445

GAAP cost of sales	$226,123	$154,967	$678,594	$453,581
New distribution centers (1)	(2,031)	(897)	(4,131)	(2,636)
COVID-19 inventory write-off (2)	—	—	—	(2,396)
Other	—	(119)	—	(119)
Total adjustments	(2,031)	(1,016)	(4,131)	(5,151)
Non-GAAP cost of sales	$224,092	$153,951	$674,463	$448,430

GAAP gross profit	$399,796	$206,769	$1,048,196	$520,864
GAAP gross margin	63.9%	57.2%	60.7%	53.5%

Non-GAAP gross profit	$401,827	$207,785	$1,052,327	$526,015
Non-GAAP gross margin	64.2%	57.4%	60.9%	54.0%
(1) Represents expenses, including expansion costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.
(2) Represents an inventory write-off in our Asia Pacific segment associated with the impact of COVID-19.

Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
GAAP revenues	$625,919	$361,736	$1,726,790	$974,445

GAAP selling, general and administrative expenses	$196,728	$134,683	$525,120	$371,371
Donations of inventory	—	(50)	—	(9,970)
COVID-19 severance costs	—	—	—	(2,403)
COVID-19 impact of bad debt expense (1)	—	48	—	(4,433)
Other COVID-19 costs (2)	—	(183)	—	(827)
Duplicate headquarters rent (3)	—	(426)	—	(1,120)
Other	—	(1,652)	—	(2,133)
Total adjustments	—	(2,263)	—	(20,886)
Non-GAAP selling, general and administrative expenses (4)	$196,728	$132,420	$525,120	$350,485

GAAP selling, general and administrative expenses as a percent of revenues	31.4%	37.2%	30.4%	38.1%
Non-GAAP selling, general and administrative expenses as a percent of revenues	31.4%	36.6%	30.4%	36.0%
(1) Represents bad debt expense associated with the impact of COVID-19 on wholesale partners in our Asia Pacific and Americas segments.
(2) Represents costs incurred in response to COVID-19, including hazard pay, cleaning costs, and legal costs.
(3) Represents duplicate rent costs associated with our move to our new headquarters in Broomfield, Colorado.
(4) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
GAAP revenues	$625,919	$361,736	$1,726,790	$974,445

GAAP income from operations	$203,068	$72,086	$523,076	$149,493
Non-GAAP cost of sales adjustments (1)	2,031	1,016	4,131	5,151
Non-GAAP selling, general and administrative expenses adjustments (2)	—	2,263	—	20,886
Non-GAAP income from operations	$205,099	$75,365	$527,207	$175,530

GAAP operating margin	32.4%	19.9%	30.3%	15.3%
Non-GAAP operating margin	32.8%	20.8%	30.5%	18.0%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
GAAP income from operations	$203,068	$72,086	$523,076	$149,493
GAAP income before income taxes	197,736	70,084	510,890	143,556

Non-GAAP income from operations (1)	$205,099	$75,365	$527,207	$175,530
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	537	(516)	(84)	(1,434)
Interest income	615	43	713	189
Interest expense	(6,486)	(1,502)	(12,830)	(5,593)
Other income (expense), net	2	(27)	15	901
Non-GAAP income before income taxes	$199,767	$73,363	$515,021	$169,593

GAAP income tax expense	$44,247	$8,195	$(59,951)	$14,025
Tax effect of non-GAAP operating adjustments	508	(649)	1,038	(6,109)
Impact of 2020 intra-entity IP transfer (2)	(1,556)	—	173,503	—
Non-GAAP income tax expense	$43,199	$7,546	$114,590	$7,916

GAAP effective income tax rate	22.4%	11.7%	(11.7)%	9.8%
Non-GAAP effective income tax rate	21.6%	10.3%	22.2%	4.7%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfer resulted in a step-up in the tax basis of intellectual property rights and a correlated increase in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of this transfer, including the release of the valuation allowance as a result of a tax law change.

Non-GAAP earnings per share reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Numerator:
GAAP net income	$153,489	$61,889	$570,841	$129,531
Non-GAAP cost of sales adjustments (1)	2,031	1,016	4,131	5,151
Non-GAAP selling, general and administrative expenses adjustments (2)	—	2,263	—	20,886
Non-GAAP other income adjustment (3)	—	—	—	(919)
Tax effect of non-GAAP adjustments	1,048	(649)	(174,541)	(6,109)
Non-GAAP net income	$156,568	$64,519	$400,431	$148,540
Denominator:
GAAP weighted average common shares outstanding - basic	62,033	67,473	63,695	67,606
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	1,291	912	1,242	1,002
GAAP weighted average common shares outstanding - diluted	63,324	68,385	64,937	68,608

GAAP net income per common share:
Basic	$2.47	$0.92	$8.96	$1.92
Diluted	$2.42	$0.91	$8.79	$1.89

Non-GAAP net income per common share:
Basic	$2.52	$0.96	$6.29	$2.20
Diluted	$2.47	$0.94	$6.17	$2.17
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.
(3) Represents a prior year fair value adjustment associated with our donations of inventory.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2021:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	27%
Non-GAAP adjustments associated with distribution center investments	1%
Non-GAAP operating margin	28%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	(3)%
Non-GAAP adjustments associated with the 2020 intra-entity IP transfer	26%
Non-GAAP effective tax rate	23%

Full Year 2022:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	25%
Non-GAAP adjustments associated with air freight	3%
Non-GAAP operating margin	28%

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2021	2020	2021	2020	Q3 2021-2020	YTD 2021-2020	Q3 2021-2020	YTD 2021-2020
	(in thousands)
Americas:
Wholesale	$213,321	$98,025	$526,164	$256,258	117.6%	105.3%	117.4%	105.4%
Direct-to-consumer (2)	242,587	136,022	611,833	297,097	78.3%	105.9%	78.0%	105.3%
Total Americas	455,908	234,047	1,137,997	553,355	94.8%	105.7%	94.5%	105.5%
Asia Pacific:
Wholesale	37,207	28,842	158,098	109,705	29.0%	44.1%	28.6%	38.8%
Direct-to-consumer	46,438	38,862	134,973	117,031	19.5%	15.3%	15.8%	8.8%
Total Asia Pacific	83,645	67,704	293,071	226,736	23.5%	29.3%	21.2%	23.4%
EMEA:
Wholesale	59,058	37,630	222,643	136,507	56.9%	63.1%	55.5%	55.4%
Direct-to-consumer	27,283	22,341	73,006	57,741	22.1%	26.4%	21.3%	22.1%
Total EMEA	86,341	59,971	295,649	194,248	44.0%	52.2%	42.8%	45.5%
Total segment revenues	625,894	361,722	1,726,717	974,339	73.0%	77.2%	72.2%	74.3%
Unallocated corporate and other	25	14	73	106	78.6%	(31.1)%	71.5%	(31.1)%
Total consolidated revenues	$625,919	$361,736	$1,726,790	$974,445	73.0%	77.2%	72.2%	74.3%

Total wholesale	$309,611	$164,511	$906,978	$502,576	88.2%	80.5%	87.7%	77.3%
Total direct-to-consumer	316,308	197,225	819,812	471,869	60.4%	73.7%	59.3%	71.2%
Total consolidated revenues	$625,919	$361,736	$1,726,790	$974,445	73.0%	77.2%	72.2%	74.3%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Direct-to-consumer revenues consist of sales generated through our company-operated retail stores (previously our “Retail” channel) and company-operated e-commerce websites and third-party e-commerce marketplaces (previously our “E-commerce” channel).

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	June 30, 2021	Opened	Closed	September 30, 2021
Company-operated retail locations:
Americas	164	—	—	164
Asia Pacific	142	12	—	154
EMEA	46	—	—	46
Total	352	12	—	364

	December 31, 2020	Opened	Closed	September 30, 2021
Company-operated retail locations:
Americas	165	—	1	164
Asia Pacific	137	19	2	154
EMEA	49	—	3	46
Total	351	19	6	364

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE
(UNAUDITED)

Digital sales, which includes sales through our company-owned websites, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Digital sales as a percent of total revenues:
Americas	32.8%	30.8%	31.2%	38.9%
Asia Pacific	38.1%	42.3%	37.1%	39.0%
EMEA	56.9%	59.8%	50.1%	53.5%
Global	36.8%	37.7%	35.5%	41.8%

The 2020 digital sales percentages were impacted to some extent by the COVID-19 pandemic, which increased digital penetration when brick-and-mortar stores were closed during such time-frame. Nonetheless, we expect digital sales to continue to increase going forward.